UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2012

BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

                                                                                                                                        N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 1, 2012, BioScrip, Inc. (the “Company” or “registrant”) held its Annual Meeting of Stockholders (“Annual Meeting”). At the Annual Meeting,  the stockholders of the Company elected eight directors to serve for one-year terms, approved by advisory non-binding vote the compensation paid to the Company’s named executive officers, and ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2012.  The proposals are described in detail in the Company’s Proxy Statement, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2012 (“Proxy Statement”). On March 12, 2012, the record date for the meeting, 55,598,654 shares of the Company’s common stock were issued and outstanding, of which 48,830,941 were present at the meeting for purposes of establishing a quorum. The final results for the votes regarding each proposal are set forth below.

1.           Election of eight directors, as set forth in the Proxy Statement and Current Report on Form 8-K filed with the SEC on April 19, 2012, to each serve a one-year term expiring at the conclusion of the Company’s 2013 Annual Meeting or until their respective successors are duly elected and qualified:

Name	Votes FOR	Votes Withheld
Richard M. Smith	41,488,706	1,342,139
Charlotte W. Collins	37,041,555	5,789,290
Samuel P. Frieder	39,705,632	3,125,213
Myron Z. Holubiak	40,350,007	2,480,838
David R. Hubers	40,078,298	2,752,547
Richard L. Robbins	40,059,194	2,771,651
Stuart A. Samuels	40,176,621	2,654,224
Gordon H. Woodward	35,068,051	7,762,794

In addition, there were 6,000,096 Broker Non-Votes for the election of directors.

2.           Approval, by advisory vote, of the compensation paid to the Company’s named executive officers:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes

41,579,726	1,160,264	90,855	6,000,096

3.           Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2012:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes

47,918,711	898,794	13,436	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: May 3, 2012		/s/ Richard M. Smith
	By:	Richard M. Smith
President and Chief Executive Officer